Registration No. 333-55278

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JO-ANN STORES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0720629

(State of Incorporation)	(I.R.S. Employer Identification No.)

5555 Darrow Road Hudson, Ohio	44236

(Address of Principal Executive Offices)	(Zip Code)
Nonqualified Stock Option
Awards to Certain Employees

(Full Title of the Plan)
David Goldston
5555 Darrow Road
Hudson, Ohio 44236
(330) 656-2600
(Name, address, zip code, telephone number,
and area code of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY PARAGRAPH
     Jo-Ann Stores, Inc. registered 319,000 Common Shares, without par value, to be issued in connection with options to purchase Common Shares pursuant to award agreements with certain employees pursuant to a Registration Statement on Form S-8 (File No. 333-55278) filed with the Securities and Exchange Commission on February 9, 2001. The purpose of this Post-Effective Amendment No. 1 is to deregister, as of the effective date of this Post-Effective Amendment No. 1 to Form S-8, any Common Shares registered, but not issued, under this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on
Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on April 30, 2008.

JO-ANN STORES, INC.
By:	/s/ David Goldston
David Goldston
Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of April 30, 2008.

Signature	Title

/s/ Darrell Webb Darrell Webb	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ James Kerr James Kerr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Scott Cowen Scott Cowen	Director

/s/ Joseph DePinto Joseph DePinto	Director

/s/ Ira Gumberg Ira Gumberg	Director

/s/ Patricia Morrison Patricia Morrison	Director

/s/ Frank Newman Frank Newman	Director

/s/ Beryl Raff Beryl Raff	Director

/s/ Alan Rosskamm Alan Rosskamm	Director